EXHIBIT 10.18

MORIAH CAPITAL L.P.
SECURITY AGREEMENT

PROMISSORY NOTE

$987,500.00	Simi Valley, California October 9, 2012

FOR VALUE RECEIVED, each of the undersigned, INTERMETRO COMMUNICATIONS, INC., a Nevada corporation, with its principal place of business located at 2685 Park Center Drive, Building A, Simi Valley, California 93065 (“Holdings”), INTERMETRO COMMUNICATIONS, INC., a Delaware corporation, with its principal place of business located at 2685 Park Center Drive, Building A, Simi Valley, California 93065 (“Communications”), and ADVANCED TEL, INC., a California corporation with its principal place of business at 30575 Trabuco Canyon Road, Suite 200, Trabuco Canyon, California 92679 (“Advanced” and, together with Holdings and Communications, collectively, “InterMetro”), jointly and severally promise to pay to the order of MORIAH CAPITAL, L.P., a Delaware limited partnership with offices at 444 Madison Avenue, Suite 501, New York, New York 10022, and its successors and assigns (“Moriah”), on or before the Maturity Date, the principal sum of Nine Hundred Eighty-Seven Thousand Five Hundred Dollars ($987,500.00), together with interest on the unpaid principal balance from the date hereof until repayment.

1.	INTEREST. From the date of this Note, the principal balance shall bear interest at a rate equal to nine percent (9.0%) per annum (simple interest, no compounding, based on a 365-day year).

2.           PAYMENTS; DUE DATE.

(a)
Two Hundred Fifty Thousand Dollars ($250,000.00) of the original principal balance of this Note represents the “Deferred Payoff Amount,” to which reference is made in the Loan Payoff Agreement between Moriah and InterMetro of even date herewith.  The Deferred Payoff Amount is due on September 30, 2013.

(b)
The original principal balance of this Note, less the Deferred Payoff Amount (the “Remaining Principal Balance”), together with all accrued unpaid interest, is due on September 30, 2014 (the “Maturity Date”).

3.
MAXIMUM RATE OF INTEREST.  It is intended that the rate of interest herein shall never exceed the maximum rate, if any, which may be legally charged on the indebtedness evidenced by this Note (the “Maximum Rate”), and if the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate, and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of Moriah, returned to InterMetro.

4.	OPTIONAL CONVERSION TO COMMON STOCK; VOTING AGREEMENT.

(a)
The principal and interest evidenced by this Note shall be convertible at the option of the Moriah into Common Stock of Holdings, par value $0.001, in accordance with that certain Note Conversion Agreement, of even date herewith, by and between Holdings and Moriah (“Note Conversion Agreement”).  All Common Stock and other voting securities, if applicable, issued as a result of the conversion of any portion of the principal balance hereof or interest accrued hereunder will be subject to the terms of a Voting Agreement between the parties of even date herewith.

(b)
Notwithstanding the foregoing, if the Deferred Payoff Amount is paid in full on or before March 31, 2013, then no portion of the Deferred Payoff Amount shall be convertible into Common Stock of Holdings.  If the Deferred Payoff Amount is not paid in full on or before March 31, 2013, then that portion of the Deferred Payoff Amount that remains unpaid as of March 31, 2013 shall be convertible into Common Stock of Holdings as provided herein.

5.
PLACE OF PAYMENT.  All payments hereon shall be made, and all notices to Moriah required or authorized hereby shall be given, at the office of Moriah at the address stated above, or to such other place as Moriah may from time to time direct by written notice to InterMetro.

6.
PREPAYMENTS; APPLICATION OF PAYMENTS.  This Note may be prepaid in whole or in part at any time without premium or penalty, subject to the terms of the Note Conversion Agreement.  All payments received hereunder shall be applied in the following order:  first to the Deferred Payoff Amount, second to accrued unpaid interest, and finally to the Remaining Principal Balance.

7.
SECURITY.  This Note is secured by a security interest in various collateral granted by InterMetro to Moriah by the terms of a Security Agreement of even date herewith, and the proceeds of such collateral, with such security interests having the priorities specified in the Security Agreement.

8.
PAYMENT AND COLLECTION.  All amounts payable hereunder are payable by check or wire transfer in immediately available funds to the account number specified by Moriah, in lawful money of the United States.

9.	WAIVERS: InterMetro waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note.

10.	TERMINOLOGY: Any reference herein to Moriah shall be deemed to include and apply to every subsequent holder of this Note.

11.
COLLECTION EXPENSES:  InterMetro shall reimburse Moriah on demand for all reasonable legal fees and other costs and expenses incurred in collecting or enforcing this Note.  Such fees, costs and expenses shall include those incurred with or without suit and in any appeal, any proceedings under any present or future federal bankruptcy act or state receivership, and any post-judgment collection proceedings.

12.
APPLICABLE LAW:  This Note shall be governed by and construed and interpreted in accordance under the laws of the State of New York, the laws of which Borrower hereby expressly elects to apply to this Note, without giving effect to provisions for choice of law thereunder.  Venue for all legal proceedings initiated with respect to this Note shall be in the County of Los Angeles, State of California.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Promissory Note has been duly executed and delivered by each of the undersigned as of the day and year first above written.

HOLDINGS:

INTERMETRO COMMUNICATIONS, INC.,
a Nevada corporation

By: /s/ Charles Rice
      Charles Rice, CEO and President

COMMUNICATIONS:

INTERMETRO COMMUNICATIONS, INC.,
a Delaware corporation

By: /s/ Charles Rice
      Charles Rice, CEO and President

ADVANCED:

ADVANCED TEL, INC.,
a California corporation

By: /s/ Charles Rice
      Charles Rice, President and Director